Filed pursuant to Rule 424(b)(3)
Registration No. 333-276799

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated February 13, 2024)

3,510,302 Shares of Common Stock

This prospectus supplement updates, amends and supplements the prospectus filed with the Securities and Exchange Commission on February 13, 2024 (as supplemented or amended from time to time, the “Prospectus”) relating to our registration statement on Form S-1 (Registration No. 333-276799). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with certain information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, which is set forth below (other than information furnished rather than filed).

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SGBX”. On February 28, 2024, the closing price for our common stock on the Nasdaq Capital Market was $0.31 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties under the heading “Risk Factors” beginning on page 8 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 29, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2024, SG Building Blocks, Inc. (“SG Building Blocks”), a wholly owned subsidiary of Safe & Green Holdings Corp.(the “Company”), and the Company’s wholly owned subsidiary, SG Echo, LLC (“SG Echo”, and together with SG Building Blocks, the “Merchants”), entered into a Cash Advance Agreement (“Cash Advance Agreement”) with Bridgecap Advance LLC (“Bridgecap”) pursuant to which the Merchants sold to Bridgecap $224,850 of their future receivables for a purchase price of $150,000, less underwriting fees and expenses paid, for net funds provided of $135,000.

Pursuant to the Cash Advance Agreement, Bridgecap is expected to withdraw $2,248.50 a day directly from the Merchants’ bank account until the $224,850 due to Bridgecap under the Cash Advance Agreement is paid. In the event of a default (as defined in the Cash Advance Agreement), Bridgecap, among other remedies (including penalties and fees) can demand payment in full of all amounts remaining due under the Cash Advance Agreement. The Merchants’ obligations under the Cash Advance Agreement are secured by a security interest in all accounts, including without limitation, all deposit accounts, accounts-receivable, other receivables, and proceeds therefrom, as those terms are defined by Article 9 of the Uniform Commercial Code, now or hereafter owned or acquired by any of them. The amounts outstanding under the Cash Advance Agreement may be prepaid by the Merchants at any time without penalty.

The foregoing description of the Cash Advance Agreement is qualified in its entirety by reference to the full text of the Cash Advance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2024, Mr. Galvin voluntarily deferred his salary for the February 15, 2024 pay period as a cost saving measure.

On February 27, 2024, the Board of Directors of the Company approved (i) an increase from $300,000 to $350,000 in the annual base salary payable to Patricia Kaelin, the Company’s Chief Financial Officer. (ii) a bonus of $100,00 be paid to Ms. Kaelin for her service to the Company in 2023 to be paid in cash, equity or a combination of cash and equity, (iii) a grant of 300,000 restricted stock units under the Company’s stock incentive plan, vesting 50% immediately and the balance vesting quarterly over 18 months, and (iv) a bonus of $350,00 be paid to Paul Galvin, the Company’s Chief Executive Officer, for his service to the Company in 2023 to be paid in cash, equity or a combination of cash and equity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Standard Merchant Cash Advance Agreement, executed on February 23, 2024, by and among SG Building Blocks, Inc., SG Echo, LLC and Bridgecap Advance LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: February 29, 2024	By:	/s/ Patricia Kaelin
		Name:	Patricia Kaelin
		Title:	Chief Financial Officer

2

Exhibit 10.1

BRIDGECAP ADVANCE LLC

1706 Ave M, Ste 2, Brooklyn NY 11230

STANDARD MERCHANT CASH ADVANCE AGREEMENT

This is an Agreement dated 02/21/2024 by and between BRIDGECAP ADVANCE LLC (“BCA”), inclusive of its successors and assigns, and each merchant listed below (“Merchant”).

Merchant’s Legal Name:	SG ECHO LLC / SG BUILDING BLOCKS INC

D/B/A:	SG ECHO / SG BUILDING BLOCKS			Fed ID #:	xxxxxx

Type of Entity:	LIMITED LIABILITY / CORP

Business Address:	5011 GATE PARKWAY BUILDING 100 SUITE 100,	City:	JACKSONVILLE	State:	FL	Zip:	32256

Contact Address:	5011 GATE PARKWAY BUILDING 100 SUITE 100,	City:	JACKSONVILLE	State:	FL	Zip:	32256

Email Address:	pgalvin@safeandgreenholdings.com		Phone Number:	917-292-2978

Purchase Price

This is the amount being paid to Merchant(s) for the Receivables Purchased Amount (defined below). This amount may be paid in installments if there is an Addendum stating that it will be paid in installments.

$ 150,000.00

Receivables Purchased Amount

This is the amount of Receivables (defined in Section 1 below) being sold. This amount may be sold in installments if there is an Addendum stating that it will be sold in installments.

$ 224,850.00
Specified Percentage This is the percentage of Receivables (defined below) to be delivered until the Receivables Purchased Amount is paid in full.	25%

Net Funds Provided

This is the net amount being paid to or on behalf of Merchant(s) after deduction of applicable fees listed in Section 2 below. This amount may be paid in installments if there is an Addendum stating that it will be paid in installments.

$ 135,000.00

Net Amount to Be Received Directly by Merchant(s)

This is the net amount being received directly by Merchant(s) after deduction of applicable fees listed in Section 2 below and the payment of any part of the Purchase Price elsewhere pursuant to any Addendum to this Agreement. This amount may be paid in installments if there is an Addendum stating that it will be paid in installments. If any deduction is being made from the Purchase Price to pay off another obligation by

Merchant(s), then the Net Amount to be Received Directly by Merchant(s) is subject to change based on any change in the amount of the other obligation(s) to be paid off.

$ 135,000.00

Initial Estimated Payment

This is the initial amount of periodic payments collected from Merchant(s) as an approximation of no more than the Specified Percentage of the Receivables and is subject to reconciliation as set forth in Section 4 below.

$ 2,248.50 per DAY

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN
Name:	PAUL GALVIN	Name:
Title:	Agent	Title:	Owner
Date:	2/23/2024	Date:

STANDARD MERCHANT CASH ADVANCE AGREEMENT

TERMS AND CONDITIONS

1. Sale of Future Receipts. Merchant(s) hereby sell, assign, and transfer to BCA (making BCA the absolute owner) in consideration of the funds provided (“Purchase Price”) specified above, all of each Merchant’s future accounts, contract rights, and other obligations arising from or relating to the payment of monies from each Merchant’s customers and/or other third party payors (the “Receivables”, defined as all payments made by cash, check, credit or debit card, electronic transfer, or other form of monetary payment in the ordinary course of each merchant’s business), for the payment of each Merchant’s sale of goods or services until the amount specified above (the “Receivables Purchased Amount”) has been delivered by Merchant(s) to BCA. Each Merchant hereby acknowledges that until the Receivables Purchased Amount has been received in full by BCA each Merchant’s Receivables, up to the balance of the Receivables Purchased Amount, are the property of BCA and not the property of any Merchant. Each Merchant agrees that it is a fiduciary for BCA and that each Merchant will hold Receivables in trust for BCA in its capacity as a fiduciary for BCA.

The Receivables Purchased Amount shall be paid to BCA by each Merchant irrevocably authorizing only one depositing account acceptable to BCA (the “Account”) to remit the percentage specified above (the “Specified Percentage”) of each Merchant’s settlement amounts due from each transaction, until such time as BCA receives payment in full of the Receivables Purchased Amount. Each Merchant hereby authorizes BCA to ACH debit the specified remittances and any applicable fees listed in Section 2 from the Account on a daily basis as of the next business day after the date of this Agreement and will provide BCA with all required access codes and monthly bank statements. Each Merchant understands that it will be held responsible for any fees resulting from a rejected ACH attempt or an Event of Default (see Section 2). BCA is not responsible for any overdrafts or rejected transactions that may result from BCA’S ACH debiting the Specified Percentage amounts under the terms of this Agreement. Each Merchant acknowledges and agrees that until the amount of the Receivables collected by BCA exceeds the amount of the Purchase Price, BCA will be permitted not treat any amount collected under this Agreement as profit for taxation and accounting purposes.

2. Additional Fees. In addition to the Receivables Purchased Amount, each Merchant will be held responsible to BCA for the following fees, where applicable:

A. $ 15,000.00 - to cover underwriting, the ACH debit program, and expenses related to the procurement and initiation of the transactions encompassed by this Agreement. This will be deducted from payment of the Purchase Price.

B. Wire Fee - Merchant(s) shall receive funding electronically to the Account and will be charged $50.00 for a Fed Wire or $0.00 for a bank ACH. This will be deducted from payment of the Purchase Price.

C. NSF/Rejected ACH Fee - $50.00 for each time an ACH debit to the Account by BCA is returned or otherwise rejected. No Merchant will be held responsible for such a fee if any Merchant gives BCA notice no more than one business day in advance that the Account will have insufficient funds to be debited by BCA and no Merchant is otherwise in default of the terms of the Agreement. Each such fee may be deducted from any payment collected by BCA or may be collected in addition to any other payment collected by BCA under this Agreement.

D. Blocked Account/Default - $2,500.00 - If an Event of Default has taken place under Section 30.

E. UCC Fee - $395.00 – to cover BCA filing a UCC-1 financing statement to secure its interest in the Receivables Purchased Amount. A $395.00 UCC termination fee will be charged if a UCC filing is terminated.

F. - legal compliance with applicable disclosure laws and regulations. This will be deducted from payment of the Purchase Price.

G. Court costs, arbitration fees, collection agency fees, attorney fees, expert fees, and any other expenses incurred in litigation, arbitration, or the enforcement of any of BCA’S legal or contractual rights against each Merchant and/ or each Guarantor, if required, as explained in other Sections of this Agreement.

H.   Stacking Fee- $10,000.00 -In event merchant takes additional funding that encumber the receivables without the prior written consent of BCA (BCA may choose to still exercise its rights If an event of default has taken place under Section 30).

I. ACH Program Fee: $295.00 (per month billed on the last day of month for the duration of the agreement to cover expenses of ACH processing program).

3. Estimated Payments. Instead of debiting the Specified Percentage of Merchant’s Receivables, BCA may instead debit $ 2,248.50 (“Estimated Payment”) from the Account every DAY. The Estimated Payment is intended to be an approximation of no more than the Specified Percentage, subject to reconciliation.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

4. Reconciliations. Any Merchant may contact BCA’S Reconciliation Department to request that BCA conduct a reconciliation in order to ensure that the amount that BCA has collected equals the Specified Percentage of Merchant(s)’s Receivables under this Agreement. A request for a reconciliation by any Merchant must be made by giving written notice of the request to BCA or by sending an e-mail to reconciliations@pawnfunding.com stating that a reconciliation is being requested. In order to effectuate the reconciliation, any Merchant must produce with its request any and all statements covering the period from the date of this Agreement through the date of the request for a reconciliation and, if available, the login and password for the Account. BCA will complete each reconciliation requested by any Merchant within two business days after receipt of proper notice of a request for one accompanied by the information and documents required for it. BCA may also conduct a reconciliation on its own at any time by reviewing Merchant(s)’s Receivables covering the period from the date of this Agreement until the date of initiation of the reconciliation, each such reconciliation will be completed within two business days after its initiation, and BCA will give each Merchant written notice of the determination made based on the reconciliation within one business day after its completion. If a reconciliation determines that BCA collected more than it was entitled to, then BCA will credit to the Account all amounts to which BCA was not entitled and, if there is an Estimated Payment, decrease the amount of the Estimated Payment so that it is consistent with the Specified Percentage of Merchant(s)’s Receivables from the date of the Agreement through the date of the reconciliation. If a reconciliation determines that BCA collected less than it was entitled to, then BCA will debit from the Account all additional amounts to which BCA was entitled and, if there is an Estimated Payment, increase the amount of the Estimated Payment so that it is consistent with the Specified Percentage of Merchant(s)’s Receivables from the date of the Agreement through the date of the reconciliation. Nothing herein limits the amount of times that a reconciliation may be requested or conducted.

5. Merchant Deposit Agreement. Merchant(s) shall appoint a bank acceptable to BCA, to obtain electronic fund transfer services and/or “ACH” payments. Merchant(s) shall provide BCA and/or its authorized agent with all of the information, authorizations, and passwords necessary to verify each Merchant’s Receivables. Merchant(s) shall authorize BCA and/or its agent(s) to deduct the amounts owed to BCA for the Receivables as specified herein from settlement amounts which would otherwise be due to each Merchant and to pay such amounts to BCA by permitting BCA to withdraw the Specified Percentage by ACH debiting of the account. The authorization shall be irrevocable as to each Merchant absent BCA’S written consent until the Receivables Purchased Amount has been paid in full or the Merchant becomes bankrupt or goes out of business without any prior default under this Agreement.

6. Term of Agreement. The term of this Agreement is indefinite and shall continue until BCA receives the full Receivables Purchased Amount, or earlier if terminated pursuant to any provision of this Agreement. The provisions of Sections 1, 2, 3, 4, 5, 6, 7, 9, 10, 12, 13, 14, 15, 16, 17, 18, 22, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, and 52 shall survive any termination of this Agreement.

7. Ordinary Course of Business. Each Merchant acknowledges that it is entering into this Agreement in the ordinary course of its business and that the payments to be made from each Merchant to BCA under this Agreement are being made in the ordinary course of each Merchant’s business.

8. Financial Condition. Each Merchant and each Guarantor (Guarantor being defined as each signatory to the Guarantee of this Agreement) authorizes BCA and its agent(s) to investigate each Merchant’s financial responsibility and history, and will provide to BCA any bank or financial statements, tax returns, and other documents and records, as BCA deems necessary prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable for release of financial information. BCA is authorized to update such information and financial profiles from time to time as it deems appropriate.

9.   Monitoring, Recording, and Electronic Communications. BCA may choose to monitor and/or record telephone calls with any Merchant and its owners, employees, and agents. By signing this Agreement, each Merchant agrees that any call between BCA and any Merchant or its representatives may be monitored and/or recorded. Each Merchant and each Guarantor grants access for BCA to enter any Merchant’s premises and to observe any Merchant’s premises without any prior notice to any Merchant at any time after execution of this Agreement.

BCA may use automated telephone dialing, text messaging systems, and e-mail to provide messages to Merchant(s), Owner(s) (Owner being defined as each person who signs this Agreement on behalf of a Merchant), and Guarantor(s) about Merchant(s)’s account. Telephone messages may be played by a machine automatically when the telephone is answered, whether answered by an Owner, a Guarantor, or someone else. These messages may also be recorded by the recipient’s answering machine or voice mail. Each Merchant, each Owner, and each Guarantor gives BCA permission to call or send a text message to any telephone number given to BCA in connection with this Agreement and to play pre-recorded messages and/or send text messages with information about this Agreement and/or any Merchant’s account over the phone. Each Merchant, each Owner, and each Guarantor also gives BCA permission to communicate such information to them by e-mail. Each Merchant, each Owner, and each Guarantor agree that BCA will not be liable to any of them for any such calls or electronic communications, even if information is communicated to an unintended recipient. Each Merchant, each Owner, and each Guarantor acknowledge that when they receive such calls or electronic communications, they may incur a charge from the company that provides them with telecommunications, wireless, and/or Internet services, and that BCA has no liability for any such charges.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

10. Accuracy of Information Furnished by Merchant and Investigation Thereof. To the extent set forth herein, each of the parties is obligated upon his, her, or its execution of the Agreement to all terms of the Agreement. Each Merchant and each Owner signing this Agreement represent that he or she is authorized to sign this Agreement for each Merchant, legally binding said Merchant to its obligations under this Agreement and that the information provided herein and in all of BCA’S documents, forms, and recorded interview(s) is true, accurate, and complete in all respects. BCA may produce a monthly statement reflecting the delivery of the Specified Percentage of Receivables from Merchant(s) to BCA. An investigative report may be made in connection with the Agreement. Each Merchant and each Owner signing this Agreement authorize BCA, its agents and representatives, and any credit-reporting agency engaged by BCA, to (i) investigate any references given or any other statements obtained from or about each Merchant or any of its Owners for the purpose of this Agreement, and (ii) pull credit report at any time now or for so long as any Merchant and/or Owners(s) continue to have any obligation to BCA under this Agreement or for BCA’S ability to determine any Merchant’s eligibility to enter into any future agreement with BCA. Any misrepresentation made by any Merchant or Owner in connection with this Agreement may constitute a separate claim for fraud or intentional misrepresentation.

Authorization for soft pulls: Each Merchant and each Owner understands that by signing this Agreement, they are providing ‘written instructions’ to BCA under the Fair Credit Reporting Act, authorizing BCA to obtain information from their personal credit profile or other information from Experian, TransUnion, and Equifax. Each Merchant and each Guarantor authorizes BCA to obtain such information solely to conduct a pre-qualification for credit.

Authorization for hard pulls: Each Merchant and each Owner understands that by signing this Agreement, they are providing ‘written instructions’ to BCA under the Fair Credit Reporting Act, authorizing BCA to obtain information from their personal credit profile or other information from Experian, TransUnion, and Equifax. Each Merchant and each Guarantor authorizes BCA to obtain such information in accordance with a merchant cash advance application.

11. Transactional History. Each Merchant authorizes its bank to provide BCA with its banking and/or credit card processing history.

12. Indemnification. Each Merchant and each Guarantor jointly and severally indemnify and hold harmless each Merchant’s credit card and check processors (collectively, “Processor”) and Processor’s officers, directors, and shareholders against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) incurred by Processor resulting from (a) claims asserted by BCA for monies owed to BCA from any Merchant and (b) actions taken by any Processor in reliance upon information or instructions provided by BCA.

13. No Liability. In no event will BCA be liable for any claims asserted by any Merchant under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect, or consequential damages, each of which is waived by each Merchant and each Guarantor.

14. Sale of Receivables. Each Merchant and BCA agree that the Purchase Price under this Agreement is in exchange for the Receivables Purchased Amount and that such Purchase Price is not intended to be, nor shall it be construed as a loan from BCA to any Merchant. BCA is entering into this Agreement knowing the risks that each Merchant’s business may decline or fail, resulting in BCA not receiving the Receivables Purchased Amount. Any Merchant going bankrupt, going out of business, or experiencing a slowdown in business or a delay in collecting Receivables will not on its own without anything more be considered a breach of this Agreement. Each Merchant agrees that the Purchase Price in exchange for the Receivables pursuant to this Agreement equals the fair market value of such Receivables. BCA has purchased and shall own all the Receivables described in this Agreement up to the full Receivables Purchased Amount as the Receivables are created. Payments made to BCA in respect to the full amount of the Receivables shall be conditioned upon each Merchant’s sale of products and services and the payment therefor by each Merchant’s customers in the manner provided in this Agreement. Each Merchant and each Guarantor acknowledges that BCA does not purchase, sell, or offer to purchase or sell securities and that this Agreement is not a security, an offer to sell any security, or a solicitation of an offer to buy any security. Although certain jurisdictions require the disclosure of an Annual Percentage Rate or APR in connection with this Agreement, those disclosures do not change the fact that the transaction encompassed by this Agreement is not a loan and does not have an interest rate.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

15. Power of Attorney. Each Merchant irrevocably appoints BCA as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to BCA for the benefit of each Merchant and only in order to prevent the occurrence of an Event of Default (as described in Section 30). If an Event of Default takes place under Section 30, then each Merchant irrevocably appoints BCA as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to BCA from each Merchant, including without limitation (i) to collect monies due or to become due under or in respect of any of the Collateral (which is defined in Section 29); (ii) to receive, endorse and collect any checks, notes, drafts, instruments, documents, or chattel paper in connection with clause (i) above; (iii) to sign each Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to BCA; and (iv) to file any claims or take any action or institute any proceeding which BCA may deem necessary for the collection of any of the unpaid Receivables Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Receivables Purchased Amount.

16. Protections Against Default. The following Protections 1 through 6 may be invoked by BCA, immediately and without notice to any Merchant if any Event of Default listed in Section 30 has occurred.

Protection 1: The full uncollected Receivables Purchased Amount plus all fees due under this Agreement may become due and payable in full immediately.

Protection 2. BCA may enforce the provisions of the Guarantee against Guarantor.

Protection 3. BCA may enforce its security interest in the Collateral identified in Section 29.

Protection 4. BCA may proceed to protect and enforce its rights and remedies by litigation or arbitration.

Protection 5. BCA may debit any Merchant’s depository accounts wherever situated by means of ACH debit or electronic or facsimile signature on a computer-generated check drawn on any Merchant’s bank account or otherwise, in an amount consistent with the terms of this Agreement.

Protection 6. BCA will have the right, without waiving any of its rights and remedies and without notice to any Merchant and/or Guarantor, to notify each Merchant’s credit card and/or check processor and account debtor(s) of the sale of Receivables hereunder and to direct such credit card processor and account debtor(s) to make payment to BCA of all or any portion of the amounts received by such credit card processor and account debtor(s) on behalf of each Merchant. Each Merchant hereby grants to BCA an irrevocable power-of-attorney, which power-of-attorney will be coupled with an interest, and hereby appoints BCA and its representatives as each Merchant’s attorney-in-fact to take any and all action necessary to direct such new or additional credit card and/or check processor and account debtor(s) to make payment to BCA as contemplated by this Section.

17. Protection of Information. Each Merchant and each person signing this Agreement on behalf of each Merchant and/or as Owner, in respect of himself or herself personally, authorizes BCA to disclose information concerning each Merchant, Owner and/or Guarantor’s credit standing and business conduct to agents, affiliates, subsidiaries, and credit reporting bureaus. Each Merchant, Guarantor, and Owner hereby waives to the maximum extent permitted by law any claim for damages against BCA or any of its affiliates relating to any (i) investigation undertaken by or on behalf of BCA as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

18. Confidentiality. Each Merchant understands and agrees that the terms and conditions of the products and services offered by BCA, including this Agreement and any other BCA documents (collectively, “Confidential Information”) are proprietary and confidential information of BCA. Accordingly, unless disclosure is required by law or court order, Merchant(s) shall not disclose Confidential Information of BCA to any person other than an attorney, accountant, financial advisor, or employee of any Merchant who needs to know such information for the purpose of advising any Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising any Merchant and first agrees in writing to be bound by the terms of this Section 18.

19. D/B/As. Each Merchant hereby acknowledges and agrees that BCA may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between BCA and each Merchant, including the filing of UCC-1 financing statements and other notices or filings.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

20. Financial Condition and Financial Information. Each Merchant represents, warrants, and covenants that its bank and financial statements, copies of which have been furnished to BCA, and future statements which will be furnished hereafter at the request of BCA, fairly represent the financial condition of each Merchant at such dates, and that since those dates there have been no material adverse changes, financial or otherwise, in such condition, operation, or ownership of any Merchant. Each Merchant has a continuing affirmative obligation to advise BCA of any material adverse change in its financial condition, operation, or ownership that may have an effect on any Merchant’s ability to generate Receivables or perform its obligations under this Agreement.

21. Governmental Approvals. Each Merchant represents, warrants, and covenants that it is in compliance and shall comply with all laws and has valid permits, authorizations, and licenses to own, operate, and lease its properties and to conduct the business in which it is presently engaged.

22. Authorization. Each Merchant represents, warrants, and covenants that it and each person signing this Agreement on behalf of each Merchant has full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

23. Electronic Check Processing Agreement. Each Merchant represents, warrants, and covenants that it will not, without BCA’S prior written consent, change its Processor, add terminals, change its financial institution or bank account, or take any other action that could have any adverse effect upon any Merchant’s obligations under this Agreement.

24. Change of Name or Location. Each Merchant represents, warrants, and covenants that it will not conduct its business under any name other than as disclosed to BCA or change any place(s) of its business without giving prior written notice to BCA.

25. No Bankruptcy. Each Merchant represents, warrants, and covenants that as of the date of this Agreement, it does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against any Merchant. Each Merchant further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

26. Unencumbered Receivables. Each Merchant represents, warrants, and covenants that it has good, complete, and marketable title to all Receivables, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges, and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with this Agreement or adverse to the interests of BCA, other than any for which BCA has actual or constructive knowledge or inquiry notice as of the date of this Agreement.

27. Stacking. Each Merchant represents, warrants, and covenants that it will not enter into with any party other than BCA any arrangement, agreement, or commitment that relates to or involves the Receivables, whether in the form of a purchase of, a loan against, collateral against, or the sale or purchase of credits against Receivables without the prior written consent of BCA.

28. Business Purpose. Each Merchant represents, warrants, and covenants that it is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and each Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family, or household purposes.

29. Security Interest. To secure each Merchant’s performance obligations to BCA under this Agreement and any future agreement with BCA, each Merchant hereby grants to BCA a security interest in collateral (the “Collateral”), that is defined as collectively: (a) all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, as those terms are defined by Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by any Merchant; and (b) all proceeds, as that term is defined by Article 9 of the UCC. The parties acknowledge and agree that any security interest granted to BCA under any other agreement between any Merchant or Guarantor and BCA (the “Cross-Collateral”) will secure the obligations hereunder and under this Agreement. Negative Pledge: Each Merchant agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral or the Cross-Collateral, as applicable.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

Each Merchant agrees to execute any documents or take any action in connection with this Agreement as BCA deems necessary to perfect or maintain BCA’S first priority security interest in the Collateral and the Cross -Collateral, including the execution of any account control agreements. Each Merchant hereby authorizes BCA to file any financing statements deemed necessary by BCA to perfect or maintain BCA’S security interest, which financing statements may contain notification that each Merchant has granted a negative pledge to BCA with respect to the Collateral and the Cross - Collateral, and that any subsequent lienor may be tortiously interfering with BCA’S rights. Each Merchant shall be liable for and BCA may charge and collect all costs and expenses, including but not limited to attorney fees, which may be incurred by BCA in protecting, preserving, and enforcing BCA’S security interest and rights. Each Merchant further acknowledges that BCA may use another legal name and/or D/B/A or an agent when designating the Secured Party when BCA files the above- referenced financing statement(s).

30. Events of Default. An “Event of Default” may be considered to have taken place if any of the following occur:

(1) Any representation or warranty by any Merchant to BCA proves to have been made intentionally false or misleading in any material respect when made;

(2) Any Merchant causes any ACH debit to the Account by BCA to be blocked or stopped without providing any advance written notice to BCA with an alternative method for BCA to collect the blocked or stopped payment, which notice may be given by e-mail to reconciliations@pawnfunding.com

(3) Any Merchant intentionally prevents BCA from collecting any part of the Receivables Purchased Amount; or

(4) Any Merchant causes any ACH debit to the Account by any person or entity other than BCA to be stopped or otherwise returned that would result in an ACH Return Code of R08, R10, or R29 and that Merchant does not within two business days thereafter provide BCA with written notice thereof explaining why that Merchant caused the ACH debit to be stopped or otherwise returned, which notice may be given by e-mail to reconciliations@pawnfunding.com .

(5) The seller uses multiple depository accounts without obtaining prior written consent of BCA in each instance.

.

(6) The seller fails to deposit any portion of its Future Receipts into the Approved Bank Account.

(7) The Guaranty shall for any reason cease to be in full force and effect.

(8) The seller takes additional funding that encumber the receivables without the prior written consent of BCA.

31. Remedies. In case any Event of Default occurs and is not waived, BCA may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement, or other provision contained herein, or to enforce the discharge of each Merchant’s obligations hereunder, or any other legal or equitable right or remedy. All rights, powers, and remedies of BCA in connection with this Agreement, including each Protection listed in Section 16, may be exercised at any time by BCA after the occurrence of an Event of Default, are cumulative and not exclusive, and will be in addition to any other rights, powers, or remedies provided by law or equity. In case any Event of Default occurs and is not waived, BCA may elect that Merchant(s) be required to pay to BCA 25% of the unpaid balance of the Receivables Purchased Amount as liquidated damages for any reasonable expenses incurred by BCA in connection with recovering the unpaid balance of the Receivables Purchased Amount (“Reasonable Expenses”) and all Merchant(s) and all Guarantor(s) agree that the Reasonable Expenses bear a reasonable relationship to BCA’S actual expenses incurred in connection with recovering the unpaid balance of the Receivables Purchased Amount.

32. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that Merchant(s) shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of BCA, which consent may be withheld in BCA’S sole discretion. BCA may assign, transfer, or sell its rights under this Agreement, including, without limitation, its rights to receive the Receivables Purchased Amount, and its rights under Section 29 of this Agreement, the Guarantee, and any other agreement, instrument, or document executed in connection with the transactions contemplated by this Agreement (a “Related Agreement”), or delegate its duties hereunder or thereunder, either in whole or in part. From and after the effective date of any such assignment or transfer by BCA, whether or not any Merchant has actual notice thereof, this Agreement and each Related Agreement shall be deemed amended and modified (without the need for any further action on the part of any Merchant or BCA) such that the assignee shall be deemed a party to this Agreement and any such Related Agreement and, to the extent provided in the assignment document between BCA and such assignee (the “Assignment Agreement”), have the rights and obligations of BCA under this Agreement and such Related Agreements with respect to the portion of the Receivables Purchased Amount set forth in such Assignment Agreement, including but not limited to rights in the Receivables, Collateral and Additional Collateral, the benefit of each Guarantor’s guaranty regarding the full and prompt performance of every obligation that is a subject of the Guarantee, BCA’S rights under Section 16 of this Agreement (Protections Against Default), and to receive damages from any Merchant following a breach of this Agreement by any Merchant. In connection with such assignment, BCA may disclose all information that BCA has relating to any Merchant or its business. Each Merchant agrees to acknowledge any such assignment in writing upon BCA’S request.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

33. Notices. All notices, requests, consents, demands, and other communications hereunder shall be delivered by certified mail, return receipt requested, or by overnight delivery with signature confirmation to the respective parties to this Agreement at their addresses set forth in this Agreement and shall become effective only upon receipt. Written notice may also be given to any Merchant or Guarantor by e-mail to the E-mail Address listed on the first page of this Agreement or by text message to the Phone Number listed on the first page of this Agreement if that phone number is for a mobile phone. Each Merchant and each Guarantor must set its spam or junk mail filter to accept e-mails sent by reconciliations@pawnfunding.com and its domain. This Section is not applicable to service of process or notices in any legal proceedings.

34. Choice of Law. Each Merchant acknowledges and agrees that this Agreement was made in the State of New York, that the Purchase Price is being paid by BCA in the State of New York, that the Receivables Purchased Amount is being delivered to BCA in the State of New York, and that the State of New York has a reasonable relationship to the transactions encompassed by this Agreement. This Agreement, any dispute or claim relating hereto, whether sounding in contract, tort, law, equity, or otherwise, the relationship between BCA and each Merchant, and the relationship between BCA and each Guarantor will be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflict of laws. Each Merchant represents that it does not have a principal place of business located in the Commonwealth of Virginia and that therefore the provisions of Chapter 22.1 of Title 6.2 of the Virginia Code are not applicable to this Agreement. Each Merchant agrees that the provisions of Division 9.5 of the California Financial Code are not applicable to this Agreement if no Business Address listed on the first page of this Agreement or in any addendum hereto is located in the State of California.

35. Venue and Forum Selection. Any litigation relating to this Agreement, whether sounding in contract, tort, law, equity, or otherwise, or involving BCA on one side and any Merchant or any Guarantor on the other must be commenced and maintained in any court located in the Counties of Kings, Nassau, New York, or Sullivan in the State of New York (the “Acceptable Forums”). The parties agree that the Acceptable Forums are convenient, submit to the jurisdiction of the Acceptable Forums, and waive any and all objections to the jurisdiction or venue of the Acceptable Forums. If any litigation is initiated in any other venue or forum, the parties waive any right to oppose any motion or application made by any party to transfer such litigation to an Acceptable Forum. The parties agree that this Agreement encompasses the transaction of business within the City of New York and that the Civil Court of the City of New York (“Civil Court”) will have jurisdiction over any litigation relating to this Agreement that is within the jurisdictional limit of the Civil Court. Notwithstanding any provision in this Agreement to the contrary, in addition to the Acceptable Forums, any action or proceeding to enforce a judgment or arbitration award against any Merchant or Guarantor or to restrain or collect any amount due to BCA may be commenced and maintained in any other court that would otherwise be of competent jurisdiction, and each Merchant and each Guarantor agree that those courts are convenient, submit to the jurisdiction of those courts, waive any and all objections to the jurisdiction or venue of those courts, and may oppose any motion or application made by any party to transfer any such litigation to an Acceptable Forum.

36. Jury Waiver. The parties agree to waive trial by jury in any dispute between them.

37.  Counterclaim Waiver. In any litigation or arbitration commenced by BCA, each Merchant and each Guarantor will not be permitted to interpose any counterclaim.

38. Statutes of Limitations. Each Merchant and each Guarantor agree that any claim, whether sounding in contract, tort, law, equity, or otherwise, that is not asserted against BCA within one year after its accrual will be time barred. Notwithstanding any provision in this Agreement to the contrary, each Merchant and each Guarantor agree that any objection by any of them to the jurisdiction of an arbitrator or to the arbitrability of the dispute and any application made by any of them to stay an arbitration initiated against any of them by BCA will be time barred if made more than 20 days after receipt of the demand for arbitration.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

39. Costs and Legal Fees. If an Event of Default occurs or BCA prevails in any litigation or arbitration with any Merchant or any Guarantor, then each Merchant and each Guarantor must pay BCA’S reasonable attorney fees, which may include a contingency fee of up to 40% of the amount claimed, as well as administrative or filing fees and arbitrator compensation in any arbitration, expert witness fees, and costs of suit.

40. Prejudgment and Post judgment Interest. If BCA becomes entitled to the entry of a judgment against any Merchant or any Guarantor, then BCA will be entitled to the recovery of prejudgment interest at a rate of 24% per annum (or16% per annum if any Merchant is a sole proprietorship), or the maximum rate permitted by applicable law if less, and upon entry of any such judgment, it will accrue interest at a post judgment rate of 24% per annum (or 16% per annum if any Merchant is a sole proprietorship), or the maximum rate permitted by applicable law if less, which rate will govern over the statutory rate of interest up until actual satisfaction of the judgment.

41. Class Action Waiver. BCA, each Merchant, and each Guarantor agree that they may bring claims against each other relating to this Agreement only in their individual capacities, and not as a plaintiff or class action member in any purported class or representative proceedings.

42. Arbitration. Any action or dispute, whether sounding in contract, tort, law, equity, or otherwise, relating to this Agreement or involving BCA on one side and any Merchant or any Guarantor on the other, including, but not limited to issues of arbitrability, will, at the option of any party to such action or dispute, be determined by arbitration in the State of New York. A judgment of the court shall be entered upon the award made pursuant to the arbitration. The arbitration will be administered either by the American Arbitration Association under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.adr.org, by Arbitration Services, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.arbitrationservicesinc.com, by JAMS under its Streamlined Arbitration Rules & Procedures as are in effect at that time, which rules are available at www.jamsadr.com, by Mediation And Civil Arbitration, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.mcarbitration.org, or by Resolute Systems, LLC under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.resolutesystems.com. Once an arbitration is initiated with one of these arbitral forums, it must be maintained exclusively before that arbitral forum and no other arbitral forum specified herein may be used. As a prerequisite to making a motion to compel arbitration in any litigation, the party making the motion must first file a demand for arbitration with the chosen arbitral tribunal and pay all required filing and/or administrative fees. If the American Arbitration Association is selected, then notwithstanding any provision to the contrary in its Commercial Arbitration Rules, the Expedited Procedures will always apply and its Procedures for Large, Complex Commercial Disputes will not apply. Notwithstanding any provision to the contrary in the arbitration rules of the arbitral forum selected, the arbitration will be heard by one arbitrator and not by a panel of arbitrators, any arbitration hearing relating to this Agreement must be held in the Counties of Nassau, New York, Queens, or Kings in the State of New York, any party, representative, or witness in an arbitration hearing will be permitted to attend, participate, and testify remotely by telephone or video conferencing, and the arbitrator appointed will not be required to be a national of a country other than that of the parties to the arbitration.

Each Merchant acknowledges and agrees that this Agreement is the product of communications conducted by telephone and the Internet, which are instrumentalities of interstate commerce, that the transactions contemplated under this Agreement will be made by wire transfer and ACH, which are also instrumentalities of interstate commerce, and that this Agreement therefore evidences a transaction affecting interstate commerce. Accordingly, notwithstanding any provision in this Agreement to the contrary, all matters of arbitration relating to this Agreement will be governed by and construed in accordance with the provisions of the Federal Arbitration Act, codified as Title 9 of the United States Code, however any application for injunctive relief in aid of arbitration or to confirm an arbitration award may be made under Article 75 of the New York Civil Practice Law and Rules or the laws of the jurisdiction in which the application is made, and the application will be governed by and construed in accordance with the laws under which the application is made, without regard to any applicable principles of conflict of laws. The arbitration agreement contained herein may also be enforced by any employee, agent, attorney, member, manager, officer, subsidiary, affiliate entity, successor, or assign of BCA and by any party to a lawsuit in which BCA and any Merchant or any Guarantor are parties.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

43. Service of Process. Each Merchant and each Guarantor consent to service of process and legal notices made by First Class or Priority Mail delivered by the United States Postal Service and addressed to the Contact Address set forth on the first page of this Agreement or any other address(es) provided in writing to BCA by any Merchant or any Guarantor, and unless applicable law or rules provide otherwise, any such service will be deemed complete upon dispatch. Each Merchant and each Guarantor agrees that it will be precluded from asserting that it did not receive service of process or any other notice mailed to the Contact Address set forth on the first page of this Agreement if it does not furnish a certified mail return receipt signed by BCA demonstrating that BCA was provided with notice of a change in the Contact Address.

44. Survival of Representations, etc. All representations, warranties, and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated unless specified otherwise in this Agreement.

45. Waiver. No failure on the part of BCA to exercise, and no delay in exercising, any right under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

46. Independent Sales Organizations/Brokers. Each Merchant and each Guarantor acknowledge that it may have been introduced to BCA by or received assistance in entering into this Agreement or its Guarantee from an independent sales organization or broker (“ISO”). Each Merchant and each Guarantor agree that any ISO is separate from and is not an agent or representative of BCA. Each Merchant and each Guarantor acknowledge that BCA is not bound by any promises or agreements made by any ISO that are not contained within this Agreement. Each Merchant and each Guarantor exculpate from liability and agree to hold harmless and indemnify BCA and its officers, directors, members, shareholders, employees, and agents from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) incurred by any Merchant or any Guarantor resulting from any act or omission by any ISO. Each Merchant and each Guarantor acknowledge that any fee that they paid to any ISO for its services is separate and apart from any payment under this Agreement. Each Merchant and each Guarantor acknowledge that BCA does not in any way require the use of an ISO and that any fees charged by any ISO are not required as a condition or incident to this Agreement.

47. Modifications; Agreements. No modification, amendment, waiver, or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties.

48. Severability. If any provision of this Agreement is deemed invalid or unenforceable as written, it will be construed, to the greatest extent possible, in a manner which will render it valid and enforceable, and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable will be deemed to be part thereof. If any provision of this Agreement is deemed void, all other provisions will remain in effect.

49. Headings. Headings of the various articles and/or sections of this Agreement are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

50. Attorney Review. Each Merchant acknowledges that it has had an opportunity to review this Agreement and all addenda with counsel of its choosing before signing the documents or has chosen not to avail itself of the opportunity to do so.

51. A. Entire Agreement. This Agreement, inclusive of all addenda, if any, executed simultaneously herewith constitutes the full understanding of the parties to the transaction herein and may not be amended, modified, or canceled except in writing signed by all parties. Should there arise any conflict between this Agreement and any other document preceding it, this Agreement will govern. This Agreement does not affect any previous agreement between the parties unless such an agreement is specifically referenced herein. This Agreement will not be affected by any subsequent agreement between the parties unless this Agreement is specifically referenced therein.

51. B. Interpretation. lf per the relevant religious laws this Agreement were to be deemed anything other than a true purchase of receivables and thus requires a Heter lska Klali, this Agreement should be governed by the Heter lska Klali executed by the Principals of Bridgecap Advance, that shall be available upon request.

52. Counterparts; Fax and Electronic Signatures. This Agreement may be executed electronically and in counterparts. Facsimile and electronic copies of this Agreement will have the full force and effect of an original.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

EACH UNDERSIGNED HEREBY ACCEPTS THE TERMS OF THIS AGREEMENT

FOR THE MERCHANT/OWNER (#1)

PAUL GALVIN	Agent	/s/ PAUL GALVIN
Print Name	Title	Signature

SS#:	XXXXXXX	Driver License Number:	XXXXXXXX

FOR THE MERCHANT/OWNER (#2)

Owner
Print Name	Title	Signature

SS#:	Driver License Number:

Approved for BRIDGECAPCE ADVANCE by:____________________________________

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

STANDARD MERCHANT CASH ADVANCE AGREEMENT

BANK INFORMATION

Dear Merchant,

We look forward to being your funding partner.

You authorize BRIDGECAP ADVANCE to collect the Receivables Purchased Amount under this Agreement by ACH debiting your bank account with the bank listed below.

BRIDGECAP ADVANCE will require viewing access to your bank account each business day.

BRIDGECAP ADVANCE will also require viewing access to your bank account, prior to funding, as part of our underwriting process.

Please fill out the form below with the information necessary to access your account.

* Be sure to indicate capital or lower-case letters.

Name of Bank:	xxxxxxx
Name of account:	SG BUILDING BLOCKS
Account number:	xxxxxxx
Routing number:	xxxxxxx
Bank Portal Website:
Username:
Password:
Security Question/Answer 1:
Security Question/Answer 2:
Security Question/Answer 3:
Any other information necessary to access your account:

If you have any questions please feel free to contact us directly at 929-263-2295.

I have read and agree to the terms and conditions set forth above:

/s/ PAUL GALVIN

Name:	PAUL GALVIN	Title:	Owner	Date:	2/23/2024

ACH Authorization Form

All information on this form is required unless otherwise noted.

Business Authorized to Debit/Credit Account:

EXPRESS CAPITAL SOLUTIONS	877-656-8465		
Authorized Business Name	Authorized Business Phone Number		
450 N PARK ROAD, SUITE 610	HOLLYWOOD	FL	33021
Authorized Business Address	City	ST	Zip

Account Holder Information:

Paul Gavin	SG BUILDING BLOCKS INC		
Account Holder Name	Account Holder DBA Name (If Business Account)	Account Holder Phone	
5011 GATE PARKWAY BUILDING 100 SUITE 100	JACKSONVILLE	FL	32256
Account Holder Address	City	ST	Zip

Account Holder's Bank Information:

XXXXXX			
Account Holder's Bank Name	Branch City	ST	Zip

How to find your Routing and Account Numbers on a check:

⑆ 123456789 ⑆ 1234567890123 ⑈
Bank Routing Code — Bank Account Number

- [x] Business Checking
- [ ] Personal Checking
- [ ] Savings

XXXXXXXXXXXXXX	XXXXXXXXXXXXX
Bank Routing Number (9 digits)	Bank Account Number

Transaction Information:

PROCESSING SERVICE FEE

Goods Purchased/Services Rendered

$ 9,950.00	Feb 21,2024
Amount of Transaction	Effective Date

- [x] -time
- [ ] Recurring

Rate

No. of Transactions 1 or Open Ended [ ]

Authorization:

In exchange for products and/or services listed above the undersigned hereby authorizes:

RIVERPOINT FINANCIAL GROUP INC

to electronically draft via the Automated Clearing House system the amounts indicated above from the account identified above. This authority will continue until withdrawn in writing by the undersigned account holder. I understand that it requires at least five (5) business days prior notice in order to cancel this authorization. The Undersigned hereby certifies that they are duly authorized to execute this form on behalf of the above listed account holder. I acknowledge that I am subject to a $35 reject fee if items are returned for insufficient funds.

DocuSigned by: X PAUL GAVIN	Paul Gavin	Feb 21, 2024
Signature of Account Holder	Name/Title of Account Holder	Date

ADDENDUM TO STANDARD MERCHANT CASH ADVANCE AGREEMENT

FOR ADDITIONAL REMEDIES

This is an Addendum dated 02/21/2024 to the Standard Merchant Cash Advance Agreement (“Agreement”) dated 02/21/2024 between BRIDGECAP ADVANCE (“BCA”) and SG ECHO LLC / SG BUILDING BLOCKS INC (“Merchant”). This Addendum incorporates the Agreement by reference. The terms of this Addendum will control to the extent they conflict with any of the terms in the Agreement.

R1. Remedies. In addition to all other remedies available to BCA, in case any Event of Default occurs and is not waived, BCA will be entitled to the issuance of an injunction, restraining order, or other equitable or provisional relief in BCA’S favor, subject to court or arbitrator approval, restraining each Merchant’s accounts and/or receivables up to the amount due to BCA as a result of the Event of Default, and each Merchant will be deemed to have consented to the granting of an application for the same to any court or arbitral tribunal of competent jurisdiction without any prior notice to any Merchant or Guarantor and without BCA being required to furnish a bond or other undertaking in connection with the application. To the extent applicable, Merchant(s) and Guarantor(s) waive the right to a notice and hearing under Connecticut General Statutes sections 52-278a to 52-278g, inclusive, and consent to the issuance of a writ for a prejudgment remedy without securing a court order.

R2. Arbitration. In case any Event of Default occurs and is not waived, each Merchant consents to BCA making an application in arbitration, without notice to any Merchant or any Guarantor, for the issuance of an injunction, restraining order, or other equitable relief in BCA’S favor, subject to court or arbitrator approval, restraining each Merchant’s accounts and/or receivables up to the amount due to BCA as a result of the Event of Default. Each Merchant irrevocably authorizes and directs its financial institutions and account debtors to comply with any injunction, restraining order, or other equitable relief issued in BCA’S favor in arbitration under the terms of this Agreement, will hold harmless and indemnify BCA and its employees, agents, attorneys, members, managers, officers, subsidiaries, affiliate entities, successors, and assigns from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) relating to the making or enforcement of any application for the issuance of an injunction, restraining order, or other equitable relief in BCA’S favor to restrain each Merchant’s accounts and/or receivables, and will hold harmless and indemnify all financial institutions and account debtors from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) relating to compliance with any injunction, restraining order, or other equitable relief issued in favor of BCA.

ADDENDUM TO STANDARD MERCHANT CASH ADVANCE AGREEMENT

FOR ADDITIONAL REMEDIES

FOR THE MERCHANT/OWNER (#1)

By:	PAUL GALVIN	Agent	/s/ PAUL GALVIN
	(Print Name)	(Print Title)	(Signature)

FOR THE MERCHANT/OWNER (#2)

By:		Owner
	(Print Name)	(Print Title)	(Signature)

ADDENDUM TO GUARANTEE OF

STANDARD MERCHANT CASH ADVANCE AGREEMENT

FOR ADDITIONAL REMEDIES

This is an Addendum dated 02/21/2024 to the Guarantee (“Guarantee”) dated 02/21/2024 of the Standard Merchant Cash Advance Agreement (“Agreement”) dated 02/21/2024 between BRIDGECAP ADVANCE (“BCA”) and SG ECHO LLC / SG BUILDING BLOCKS INC (“Merchant”). This Addendum incorporates the Agreement and the Guarantee by reference. The terms of this Addendum will control to the extent they conflict with any of the terms in the Agreement or the Guarantee.

RG1. Remedies. In case any Event of Default occurs and is not waived, BCA will be entitled to the issuance of an injunction, restraining order, or other equitable or provisional relief in BCA’S favor, subject to court or arbitrator approval, restraining each Guarantor’s accounts and/or receivables up to the amount due to BCA as a result of the Event of Default, and each Guarantor will be deemed to have consented to the granting of an application for the same to any court or arbitral tribunal of competent jurisdiction without any prior notice to any Merchant or Guarantor and without BCA being required to furnish a bond or other undertaking in connection with the application. To the extent applicable, Merchant(s) and Guarantor(s) waive the right to notice and a hearing under Connecticut General Statutes sections 52-278a to 52-278g, inclusive, and consent to the issuance of a writ for a prejudgment remedy without securing a court order.

RG2. Arbitration. In case any Event of Default occurs and is not waived, each Guarantor consents to BCA making an application in arbitration, without notice to any Merchant or any Guarantor, for the issuance of an injunction, restraining order, or other equitable or provisional relief in BCA’S favor, subject to court or arbitrator approval, restraining each Guarantor’s accounts and/or receivables up to the amount due to BCA as a result of the Event of Default. Each Guarantor irrevocably authorizes and directs its financial institutions and account debtors to comply with any injunction, restraining order, or other equitable or provisional relief issued in BCA’S favor in arbitration under the terms of this Agreement, will hold harmless and indemnify BCA and its employees, agents, attorneys, members, managers, officers, subsidiaries, affiliate entities, successors, and assigns from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) relating to the making or enforcement of any application for the issuance of an injunction, restraining order, or other equitable or provisional relief in BCA’S favor to restrain each Guarantor’s accounts and/or receivables, and will hold harmless and indemnify all financial institutions and account debtors from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) relating to compliance with any injunction, restraining order, or other equitable or provisional relief issued in favor of BCA.

ADDENDUM TO GUARANTEE OF

STANDARD MERCHANT CASH ADVANCE AGREEMENT

FOR ADDITIONAL REMEDIES

GUARANTOR (#1)

By:	PAUL GALVIN
	(Print Name)	(Signature)

GUARANTOR (#2)

By:
	(Print Name)	(Signature)

2

ADDENDUM TO MERCHANT CASH ADVANCE AGREEMENT

FOR ADDITIONAL FEES

This is an Addendum, dated 02/21/2024, to the Merchant Cash Advance Agreement (“Agreement”), dated 02/21/2024 between BRIDGECAP ADVANCE LLC (“BCA”) and SG ECHO LLC / SG BUILDING BLOCKS INC (“Merchant”). This Addendum incorporates the Agreement by reference. The terms of this Addendum will control to the extent they conflict with any of the terms in the Agreement.

Each Merchant may be held responsible for an NSF/ Rejected ACH Fee of $50.00 for each time an ACH debit to the Account by BCA is returned or otherwise rejected. No Merchant will be held responsible for such a fee if any Merchant gives BCA advance notice of no more than one business day in advance that the Account has insufficient funds to be debited by BCA and no Merchant is otherwise in default of the terms of the Agreement. Each such fee may be deducted from any payment collected by BCA or may be collected in addition to any other payment collected by BCA under this Agreement.

FOR THE MERCHANT/OWNER (#1)

By:	PAUL GALVIN	Agent	/s/ PAUL GALVIN
	(Print Name)	(Print Title)	(Signature)

FOR THE MERCHANT/OWNER (#2)

By:		Owner
	(Print Name)	(Print Title)	(Signature)

DECLARATION OF ORDINARY COURSE OF BUSINESS

Each undersigned hereby declares the following:

1. I am duly authorized to sign the Merchant Cash Advance Agreement (“Agreement”), dated 02/21/2024, between BRIDGECAP ADVANCE LLC (“BCA”) and SG ECHO LLC / SG BUILDING BLOCKS INC (“Merchant”) on behalf of Merchant.

2. This Declaration incorporates by reference the Agreement and every addendum to it.

3. I acknowledge that I am authorized to sign the Agreement and every addendum to it on behalf of each Merchant.

4. I acknowledge that I had sufficient time to review the Agreement and every addendum to it before signing it.

5. I acknowledge that I had an opportunity to seek legal advice from counsel of my choosing before signing the Agreement and every addendum to it.

6. I acknowledge that each Merchant is entering into the Agreement voluntarily and without any coercion.

7. I acknowledge that each Merchant is entering into the Agreement in the ordinary course of its business.

8. I acknowledge that the payments to be made from any Merchant to BCA under the Agreement are being made in the ordinary course of each Merchant’s business.

9. I am aware of each Merchant’s right to request a reconciliation of the payments made under the Agreement at any time.

10. I DECLARE UNDER PENALTY OF PERJURY THAT THE FOREGOING IS TRUE AND CORRECT.

Executed on	2/23/2024
(Date)

FOR THE MERCHANT/OWNER (#1)

By:	PAUL GALVIN	Agent	/s/ PAUL GALVIN
	(Print Name)	(Print Title)	(Signature)

FOR THE MERCHANT/OWNER (#2)

By:		Owner
	(Print Name)	(Print Title)	(Signature)

ADDENDUM TO MERCHANT CASH ADVANCE AGREEMENT FOR ADDITIONAL
SECURITY INTERESTS

This is an Addendum dated 02/21/2024 to the Merchant Cash Advance Agreement (“Agreement”) dated 02/21/2024 between BRIDGECAP ADVANCE LLC (“BCA”) and SG ECHO LLC / SG BUILDING BLOCKS INC (“Merchant”). This Addendum incorporates the Agreement by reference. The terms of this Addendum will control to the extent they conflict with any of the terms in the Agreement.

S1. Each entity and/or sole proprietor listed below (“Additional Security Interest Grantor”) agrees to the following terms and conditions. All references herein to Additional Security Interest Grantor refer to each entity and/or sole proprietor both in the collective and the alternative.

S2. In addition to the security interest granted by each Merchant in the Agreement, each Additional Security Interest Grantor grants to BCA a security interest in collateral (the “Additional Collateral”), that is defined as collectively: (a) all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are defined by Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by that Additional Security Interest Grantor; and (b) all proceeds, as that term is defined by Article 9 of the UCC. Each Additional Security Interest Grantor acknowledges and agrees that any security interest granted to BCA under any other agreement between any Merchant and BCA (the “Cross-Collateral”) will secure the obligations hereunder and under this Addendum. Negative Pledge: Each Additional Security Interest Grantor agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Additional Collateral or the Cross- Collateral, as applicable.

S3. Each Additional Security Interest Grantor agrees to execute any documents or take any action in connection with this Addendum as BCA deems necessary to perfect or maintain BCA’S first priority security interest in the Additional Collateral and the Cross- Collateral, including the execution of any account control agreements. Each Additional Security Interest Grantor hereby authorizes BCA to file any financing statements deemed necessary by BCA to perfect or maintain BCA’S security interest, which financing statements may contain notification that the Additional Security Interest Grantor has granted a negative pledge to BCA with respect to the Additional Collateral and the Cross- Collateral, and that any subsequent lienor may be tortiously interfering with BCA’S rights. Each Additional Security Interest Grantor shall be liable for and BCA may charge and collect all costs and expenses, including but not limited to attorney fees, which may be incurred by BCA in protecting, preserving, and enforcing BCA’S security interest and rights granted by that Additional Security Interest Grantor. Each Additional Security Interest Grantor further acknowledges that BCA may use another legal name and/or D/B/ A or an agent when designating the Secured Party when BCA files the above- referenced financing statement(s).

S4. In case any Event of Default occurs under the Agreement and is not waived, BCA will be entitled to the issuance of an injunction, restraining order, or other equitable relief in BCA’S favor, subject to court or arbitrator approval, restraining each Additional Security Interest Grantor’s Additional Collateral, including but not limited to accounts and/or receivables, up to the amount due to BCA as a result of the Event of Default, and each Additional Security Interest Grantor will be deemed to have consented to the granting of an application for the same to any court or arbitral tribunal of competent jurisdiction without any prior notice to any Additional Security Interest Grantor and without BCA being required to furnish a bond or other undertaking in connection with the application.

S5. Each Additional Security Interest Grantor acknowledges and agrees that this Addendum was made in the State of New York and that the State of New York has a reasonable relationship to the transactions encompassed by the Agreement. This Addendum and the relationship between BCA, each Merchant, each Guarantor, and each Additional Security Interest Grantor will be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflict of laws.

S6. Any litigation relating to this Addendum or involving BCA on one side and any Merchant, any Guarantor, or any Additional Security Interest Grantor on the other must be commenced and maintained in any court located in the Counties of Nassau, New York, or Sullivan in the State of New York (the “Acceptable Forums”). Each Additional Security Interest Grantor agrees that the Acceptable Forums are convenient, submits to the jurisdiction of the Acceptable Forums, and waives any and all objections to the jurisdiction or venue of the Acceptable Forums. If any litigation is initiated in any other venue or forum, each Additional Security Interest Grantor waives any right to oppose any motion or application made by any party to transfer such litigation to an Acceptable Forum. Each Additional Security Interest Grantor agrees that this Addendum encompasses the transaction of business within the City of New York and that the Civil Court of the City of New York (“Civil Court”) will have jurisdiction over any litigation relating to this Addendum that is within the jurisdictional limit of the Civil Court. In addition to the Acceptable Forums, any action or proceeding to enforce a judgment or arbitration award against any Merchant, Guarantor, or Additional Security Interest Grantor or to restrain or collect any amount due to BCA may be commenced and maintained in any other court of competent jurisdiction.

S7. Each Additional Security Interest Grantor agrees to waive trial by jury in any dispute with BCA.

S8. In any litigation or arbitration commenced by BCA, each Merchant, each Guarantor, and each Additional Security Interest Grantor will not be permitted to interpose any counterclaim.

S9. Each Merchant, each Guarantor, and each Additional Security Interest Grantor agree that any claim that is not asserted against BCA within one year of its accrual will be time barred.

S10. Each Merchant, each Guarantor, and each Additional Security Interest Grantor must pay all of BCA’S reasonable costs associated with a breach by any Merchant of the covenants in this Addendum and the enforcement thereof, including but not limited to collection agency fees, expert witness fees, and costs of suit.

S11. If BCA becomes entitled to the entry of a judgment against any Merchant, any Guarantor, or any Additional Security Interest Grantor, then BCA will be entitled to the recovery of prejudgment interest at a rate of 24% per annum (or 16% per annum if any Merchant or Additional Security Interest Grantor is a sole proprietorship), or the maximum rate permitted by applicable law if less, and upon entry of any such judgment, it will accrue interest at a rate of 24% per annum (or 16% per annum if any Merchant or any Additional Security Interest Grantor is a sole proprietorship), or the maximum rate permitted by applicable law if less, which rate will govern over the statutory rate of interest up until actual satisfaction of the judgment.

S12. If BCA prevails in any litigation or arbitration with any Merchant, any Guarantor, or any Additional Security Interest Grantor, then that Merchant, Guarantor, and/or Additional Security Interest Grantor must pay BCA’S reasonable attorney fees, which may include a contingency fee of up to 40% of the amount claimed.

S13. BCA, each Merchant, each Guarantor, and each Additional Security Interest Grantor agree that they may bring claims against each other relating to this Addendum only in their individual capacities, and not as a plaintiff or class action member in any purported class or representative proceedings.

S14. Any action or dispute relating to this Addendum or involving BCA on one side and any Merchant, any Guarantor, or any Additional Security Interest Grantor on the other, including, but not limited to issues of arbitrability, will, at the option of any party to such action or dispute, be determined by arbitration before a single arbitrator. The arbitration will be administered either by Arbitration Services, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.arbitrationservicesinc.com, or by Mediation & Civil Arbitration, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.mcarbitration.org. Once an arbitration is initiated with one of these arbitral forums, it must be maintained exclusively before that forum. Any arbitration relating to this Agreement must be conducted in the Counties of Nassau, New York, Queens, or Kings in the State of New York. Notwithstanding any provision of any applicable arbitration rules, any witness in an arbitration who does not reside in or have a place for the regular transaction of business located in New York City or the Counties of Nassau, Suffolk, or Westchester in the State of New York will be permitted to appear and testify remotely by telephone or video conferencing. The arbitration agreement contained herein may also be enforced by any employee, agent, attorney, member, manager, officer, subsidiary, affiliate entity, successor, or assign of BCA. In case any Event of Default occurs and is not waived, each Additional Security Interest Grantor consents to BCA making an application to the arbitrator, without notice to any Merchant, any Guarantor, or any Additional Security Interest Grantor for the issuance of an injunction, restraining order, or other equitable relief in BCA’S favor, subject to court or arbitrator approval, restraining each Additional Security Interest Grantor’s Additional Collateral, including but not limited to accounts and/or receivables up to the amount due to BCA as a result of the Event of Default.

S15. Each Additional Security Interest Grantor acknowledges and agrees that this Addendum is the product of communications conducted by telephone and the Internet, which are instrumentalities of interstate commerce, that the transactions contemplated under this Addendum will be made by instrumentalities of interstate commerce, and that this Agreement therefore evidences a transaction affecting interstate commerce. Accordingly, notwithstanding any provision in the Agreement or this Addendum to the contrary, all matters of arbitration relating to the Agreement or this Addendum will be governed by and construed in accordance with the provisions of the Federal Arbitration Act, codified as Title 9 of the United States Code, however any application for injunctive relief in aid of arbitration or to confirm an arbitration award maybe made under Article 75 of the New York Civil Practice Law and Rules. The arbitration agreement contained in this Section may also be enforced by any employee, agent, attorney, member, manager, officer, subsidiary, affiliate entity, successor, or assign of BCA.

S16. Each Additional Security Interest Grantor consents to service of process and legal notices made by First Class or Priority Mail delivered by the United States Postal Service and addressed to its corresponding Contact Address set forth herein or any other address(es) provided in writing to BCA by any Merchant, any Guarantor, or any Additional Security Interest Grantor, and unless applicable law or rules provide otherwise, any such service will be deemed complete upon dispatch. Each Merchant, each Guarantor, and each Additional Security Interest Grantor agree that it will be precluded from asserting that it did not receive service of process or any other notice mailed to the Contact Address set forth on the first page of the Agreement if it does not furnish a certified mail return receipt signed by BCA demonstrating that BCA was provided with notice of a change in the Contact Address.

STANDARD MERCHANT CASH ADVANCE AGREEMENT

ADDENDUM C

CHANGING FREQUENCY OF ESTIMATED PAYMENTS

This is an Addendum, dated 02/21/2024, to the Standard Merchant Cash Advance Agreement (“Agreement”), dated 02/21/2024, between BRIDGECAP ADVANCE (“BCA”) and SG ECHO LLC / SG BUILDING BLOCKS INC (“Merchant”). This Addendum incorporates the Agreement by reference. The terms of this Addendum will control to the extent they conflict with any of the terms in the Agreement.

C1. Changing Frequency of Estimated Payment. Upon one day’s advance written notice to Merchant(s), BCA may elect to change the frequency of the Estimated Payment from daily to weekly or from weekly to daily. If the frequency of the Estimated Payment is being changed from weekly to daily, then the amount of the daily Estimated Payment will be one fifth of the amount of the weekly Estimated Payment. If the frequency of the Estimated Payment is being changed from daily to weekly, then the amount of the weekly Estimated Payment will be five times of the amount of the daily Estimated Payment. No Estimated Payment will be debited on a daily basis during a week in which a weekly payment was already successfully collected from the Account. If any Estimated Payment was debited from the Account on a daily basis, then any Estimated Payment debited on a weekly basis during that week must be reduced by the total of all daily payments already successfully collected from the Account for that week.

FOR THE MERCHANT/OWNER (#1)

PAUL GALVIN	Agent	/s/ PAUL GALVIN
Print Name	Title	Signature

SS#:	xxxxxxxxxxxxxxx

FOR THE MERCHANT/OWNER (#2)

Owner
Print Name	Title	Signature

SS#: